As filed with the Securities and Exchange Commission on December 30, 2005
================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                           --------------------------

                             REGISTRATION STATEMENT
                                   ON FORM S-8
                                      Under
                           THE SECURITIES ACT OF 1933

                                MOVING BYTES INC.
             (Exact name of registrant as specified in its charter)

            Canada                                         52-2267986
(State or other jurisdiction of                (IRS Employer Identification No.)
 incorporation or organization)


                         c/o Heng Xing Technology Group,
                   Skyworth Building, No. 5, Floor 6, Block A
                    Hi-Tech Industrial Park, Nanshan District
                           Shenzhen, P.R. China 518057
                    (Address of Principal Executive Offices)

           Consulting Agreement, dated as of December 20, 2005, by and
      Between Moving Bytes Inc. and Warner Technology and Investment Corp.
                            (Full title of the plan)

                                    John Leo
                          c/o American Union Securities
                           100 Wall Street, 15th Floor
                               New York, NY 10005
 (Name, address and telephone number, including area code, of agent for service)

                        Copies of all communications to:
                             Darren L. Ofsink, Esq.
                                Guzov Ofsink, LLC
                         600 Madison Avenue, 22nd Floor
                               New York, NY 10022
                                 (212) 371-8008

                                                       Amount to     Proposed maximum  Proposed maximum     Amount of
                                                           be        offering price    aggregate offerin  registration fee
Title of each class of securities to be registered     registered    per share (1)          price (1)          (1)
--------------------------------------------------    -----------    --------------    -----------------  ----------------
No par value per share Common Stock                    45,000,000         $.01            $450,000             $48.15

-----------
(1) Estimated pursuant to Rule 457(c) solely for purposes of calculating amount of registration fee, based upon the average of the high and low sale prices on December 27, 2005, as reported on the OTC Bulletin Board.

================================================================================

                                EXPLANATORY NOTE

      Moving Bytes Inc. (the "Company") is filing this registration statement on Form S-8 to register (i) 45,000,000 shares of its no par value common stock authorized for issuance to a certain individual pursuant to a Consulting Agreement, dated as of December 20, 2005, by and between the Company and Warner Technology and Investment Corp. (the "Plan"). The Plan provides for the issuance of an aggregate of 45,000,000 shares of the Company's common stock to Mr. Hua Kang Zhou as compensation for certain services provided to the Company by Mr. Zhou's consulting firm, Warner Technology and Investment Corp.

      In addition, the Prospectus filed as part of this Registration Statement has been prepared in accordance with the requirements of Form F-3 and may be used for reofferings and resales of up to an aggregate of 45,000,000 shares of the Company's common stock.

      On August 19, 2005, the Company consummated a share exchange with China International Enterprises Corp. ("CIEC") as a result of which the Company acquired all of the outstanding shares of CIEC, CIEC became a wholly-owned subsidiary of the Company and the Company ceased to be a "shell company." The Company filed an Amended Form 8-K/A, which included Form 10 equivalent disclosure, with regard to the transaction on October 31, 2005.

PART I.  INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.           Plan Information

         The documents containing the information concerning the Plan required by Item 1 of Form S-8 of this Registration Statement, and the statement of availability of registrant information, employee benefit plan annual reports and other information required by Item 2 of Form S-8, will be sent or given to participants as specified in Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"). The Company will maintain a file of such documents in accordance with the provisions of Rule 428 and, upon request, shall furnish to the Commission or its staff a copy or copies of all documents included in such file. Such documents are not required to be and are not being filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of
Section 10(a) of the Securities Act.

         The Plan provides for the issuance of an aggregate 45,000,000 shares of common stock of the Company to Mr. Hua Kang Zhou as compensation for general consulting services provided to the Company. The Plan has a term of one year and may be terminated by the Company at any time and for any reason. In the event that the Plan is terminated, then a portion of the shares issuable under the Plan which bears the same ratio to the total number of shares issuable thereunder as that portion of the term which shall not have expired as of the date of termination bears to the original one-year term of the Plan shall be forfeited. The Plan may be amended by the written agreement of the parties. The Plan is not subject to any provision of the Employee Retirement Income Security Act of 1974.

         Mr. Zhou is an affiliate of the Company and the securities being registered hereby are "control securities" within the meaning of Rule 405 under the Securities Act. The shares being registered hereby will be subject to restrictions on resale as provided in Rule 144 under the Securities Act. Accordingly, the amount of securities to be offered or resold by means of this reoffer prospectus by each person, and any other person with whom he or she is acting in concert for the purpose of selling the Company's securities, may not exceed, during any three month period, the amount specified in Rule 144(e).

Item 2.  Registrant Information and Employee Plan Annual Information.

         Upon written or oral request, any of the documents incorporated by reference in Item 3 of Part II of this Registration Statement (which documents are incorporated by reference in this Section 10(a) Prospectus), other documents required to be delivered to eligible employees, non-employee directors and consultants, pursuant to Rule 428(b) are available without charge by contacting:

John Leo
c/o American Union Securities
100 Wall Street, 15th Floor
New York, New York 10005
(212) 232-0120 x115

Prospectus


                                MOVING BYTES INC.

                        45,000,000 SHARES OF COMMON STOCK


       Consulting Agreement, dated as of December 20, 2005, by and between Moving Bytes Inc. and Warner Technology and Investment Corp.


         This Prospectus relates to the sale of up to 45,000,000 shares of common stock of Moving Bytes Inc. offered by certain holders of our securities, which shares are to be issued to Mr. Hua Kang Zhou pursuant to the terms of a Consulting Agreement, dated as of December 20, 2005, By and Between the Company and Warner Technology and Investment Corp. The shares may be offered by the selling stockholders from time to time in regular brokerage transactions, in transactions directly with market makers or in certain privately negotiated transactions. For additional information on the methods of sale, you should refer to the section entitled "Plan of Distribution." We will not receive any of the proceeds from the sale of the shares by the selling stockholders.

         Our common stock trades on the OTC Bulletin Board under the symbol, "MBYTF." On December 27, 2005, the average of the high and low sales prices of our common stock as reported on the OTC Bulletin Board was $.01 per share.

         The securities offered hereby are speculative and involve a high degree of risk. Only investors who can bear the risk of loss of their entire investment should invest. See "Risk Factors" beginning on page _.

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.



                The date of this Prospectus is December 30, 2005

  ----------------------------------------------------------------------------

                                TABLE OF CONTENTS

                                                                     Page

Prospectus Summary..................................................  6
Risk Factors........................................................  9
Forward-Looking Statements.......................................... 18
Selling Stockholders................................................ 19
Plan of Distribution................................................ 19
Legal Matters....................................................... 20

Experts..............................................................20
Incorporation of Certain Documents by Reference..................... 20
Disclosure of Commission Position on Indemnification for Securities
Act Liabilities..................................................... 21
Additional Information Available to You............................. 22



NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS, OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, IN CONNECTION WITH THE OFFERING MADE HEREBY, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY OTHER PERSON. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OFFERED HEREBY BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.


             -------------------------------------------------------

                               PROSPECTUS SUMMARY


Overview

         Our business is conducted entirely through our operating subsidiary, Shenzhen Hengtaifeng Technology Co., Ltd ("HTF"). HTF is a Chinese software producer which currently markets its products and services exclusively within the PRC. HTF's products are highly specialized applications software which are designed for use in targeted industries and are developed to meet the specified needs of certain of HTF's customers. Once developed, we may seek to market our products to other customers in the same or similar industries. To date, HTF has developed and sold four types of applications software: housing accumulation fund software, credit guarantee software, family planning software and property management software. HTF provides its customers with related systems integration and training services in support of our proprietary products at no additional charge.

         Housing Accumulation Fund software provides information management and sharing capabilities to a variety of groups of participants in China's Housing Accumulation Fund program, a social welfare program funded by contributions from workers and their employers which provides employees with savings accounts intended to enable them to purchase housing. The program was instituted in 1991 by the PRC Ministry of Construction and is administered by regional Housing Accumulation Fund Centers, which in turn are under the supervision of local governments, the Ministry of Construction and the Ministry of Finance.

         HTF's Housing Accumulation Fund software is available in four versions, which are tailored for use by different levels of participants in the program; a "User" version, which enables the contributing employers and employees to submit and retrieve information regarding the accounts; a "Center" version for use by the local and regional branches which administer the program and manage the contributed funds; a "Bank" version, for use by the commercial banks where the funds are deposited and held; and a Supervisor's version, designed for use by the government agencies which supervise the regional Centers. Sales of Housing Accumulation Fund software accounted for approximately 64% of HTF's revenues in 2004.

         HTF's Credit Guarantee software is designed to provide an information management and record-keeping system for organizations which provide credit guarantees to enterprises seeking to borrow money. China's Credit Guarantee System was established by the National Economic and Trading Commission in 1999 in order to facilitate the financing of small and medium-sized enterprises ("SMEs"), which have difficulty obtaining bank loans. The government-sponsored Credit Guarantee System supplements the existing commercial credit guaranty industry, which is composed of various for-profit commercial enterprises. Under the Credit Guarantee System, government-funded local and regional agencies and non-profit organizations provide guarantees to enable SMEs to obtain loans. HTF's software, which was developed at the request of one such local agency, provides a means of collecting and organizing data from SMEs and performs risk management functions, such as financial analysis, credit evaluation and risk estimation. The software is marketed for use both by participants in the government sponsored system and by private, commercial credit guarantors. Sales of Credit Guaranty software accounted for 9% of HTF's revenues in 2004.

         HTF's property management software was developed as "custom" products designed specifically for use by certain of HTF's Housing Fund Accumulation software customers and related parties. To date, it has been sold only on an occasional basis and has not generated significant amounts of revenues. Customers currently using HTF's property management software include four government property management bureaus, one commercial real estate developer and one real estate agent.

         The primary function of HTF's property management software is to provide users with access to official government property ownership and use rights registries and enable them to search the databases for records on file. We hope to be able to market our property management software to real estate exchange centers, commercial property management companies, government property management bureaus, real estate developers and real estate agents in the future. No property management software was sold by HTF in 2004; accordingly; there were no revenues generated by this product line in 2004.

         Family planning software is HTF's newest line of products. HTF began developing this product in 2003 for use by government family planning management departments, public education organizations and nonprofit family planning associations, and recently completed its first sales of the software.

         HTF's family planning software is designed for use in connection with the national network for disseminating family planning information which has been established pursuant to a mandate by the PRC government. The product creates a large-scale, networked database that can be accessed by users. Its functional capabilities include data collection and processing, statistical reporting, search engine features, an "early warning" system for monitoring rapid population increases and system maintenance. Sales of family planning software accounted for 4% of revenues in 2004.

History

         The Company was incorporated under the Canada Business Corporations Act and is listed on the National Association of Securities Dealers over-the-counter Bulletin Board under the symbol "MBYTF".

         The Company was incorporated under the Company Act of British Columbia, Canada, on December 23, 1991, under the name "Jackpine Mining Co. Inc." The Company's common shares listed for trading on the Vancouver Stock Exchange (now known as the TSX Venture Exchange) ("VSE") under the symbol "UVT" on December 20, 1993 and delisted from the VSE on January 31, 2000. The Company's common shares have been quoted on the NASD Over the Counter Bulletin Board since September 7, 1999, first, under the symbol "YDSLF", under the symbol "ECNXF" from June 20, 2000 through July 31, 2002 and under the symbol "MBYTF" from July 31, 2002 to the present.

         On July 16, 2000, the Company continued under the Canada Business Corporations Act and changed its name to E*Comnetrix Inc and on July 24, 2002 the Company changed its name to Moving Bytes Inc.

         On September 15, 2000, the Company acquired 90.28% of the common capital stock of Exstream Data, Inc. ("EDI"), a California corporation, in a share exchange transaction. As a result of the transaction, the Company issued 2,703,036 common shares and assumed 199,515 share purchase options with exercise prices ranging from $0.48 to $1.00. The Company consolidated the accounts of EDI in its financial statements and information subsequent to September 15, 2000. On January 19, 2001, the Company purchased the 9.72% it had not previously purchased by issuing 291,128 restricted common shares, bringing the Company's interest in EDI to 100%.

         On September 19, 2000, the Company formed Moving Bytes Broadband Corporation, a Nevada Corporation and on March 31, 2001, the Company merged USV Telemanagement, Inc., a California corporation and wholly-owned subsidiary of the Company into Moving Bytes Broadband Corporation. There were no material financial effects as a result of the merger.

         On August 20, 2001, the Company renamed Moving Bytes Broadband Corporation to Moving Bytes, Inc. ("MBI").

         On September 30, 2001 the Company merged EDI and MBI, with MBI remaining as the surviving company and as the Company's sole subsidiary.

         On September 1, 2003, MBI sold its Business Communications Services assets. The Company restated its financial results for 2003 to account for discontinued operations.

         On February 27, 2004, MBI terminated its Electronic Media Service business operations.

         On June 30, 2004, the Company wound up and dissolved MBI. The Company continues to consolidate the liability balances and MBI on an ongoing basis until the liabilities of MBI have been forgiven, discharged or the Company receives an opinion of its legal counsel that there is only a remote possibility of the Company becoming obligated for the liabilities of MBI. Following these restructuring efforts, the Company did not have any subsidiaries and has no business operations as of December 31, 2004. Since that time, the Company's management has been exploring business and capital raising opportunities.

         On March 15, 2005, the Company entered into a Subscription and Financing Agreement with Warner Technology and Investments Corp, a New Jersey corporation pursuant to which MBI issued 139,246,065 shares of restricted common stock of the Company for gross proceeds of $70,000 USD (the "Warner Private Placement"). Proceeds received under the Warner Private Placement were used to meet general obligations of the Company.

         On or about August 18, 2005, the Company entered into a Share Exchange Agreement dated as of August 15, 2005, pursuant to which it acquired 100% of the outstanding shares of China International Enterprises Corp., a Delaware corporation ("CIEC"), from all of the Shareholders of CIEC. CIEC is the sole shareholder of Heng Xing Technology Group Development Limited, a British Virgin Islands corporation ("XHT"). The only asset of XHT is 100% of the shares of Shenzhen Hengtaifeng Technology Co., Ltd., a PRC corporation ("HTF") that is classified as a wholly owned foreign enterprise under PRC law by virtue of its ownership by XHT. As a wholly owned foreign enterprise, HTF can engage in the same business activities as any PRC corporation, without restriction.

         As a result of the Share Exchange, as set forth in the following diagram, is that CIEC is now a wholly owned subsidiary of the Company and XHT remains a wholly owned subsidiary of CIEC and the sole shareholder of HTF.

                                Moving Bytes Inc.
                                        |
                 China International Enterprises Corp. ("CIEC")
                                        |
             Heng Xing Technology Group Development Limited ("XHT")
                                        |
  Shenzhen Hengtaifeng Technology Co., Ltd. ("HTF" or the "Operating Company")

         Neither the Company, CIEC nor XHT has any operations or plans to have any operations in the future other than acting as a direct or indirect holding company and management company for HTF and raising capital for HTF's operations in China. Our U.S. executive offices are located at 100 Wall Street, 15th Floor, New York, New York 10005 and our telephone number is 212-232-0120.

         Our principal executive office is located at c/o Heng Xing Technology Group, Skyworth Building, No. 5, Floor 6, Block A, Hi-Tech Industrial Park, Nanshan District, Shenzhen, P.R., China 518057 .

           ----------------------------------------------------------

This Offering

Shares of common stock outstanding prior to this offering:  687,428,977

Shares of common stock which may be offered pursuant to
this Prospectus:                                             45,000,000

Use of Proceeds.

         We will not receive any proceeds from the sale of the shares of common stock offered by means of this Prospectus.

                                  RISK FACTORS

                  In addition to the other information in this Prospectus, you should consider carefully the following factors in evaluating our business before voting on the proposals presented. The first group of risk factors relates to risks specific to the continuation. The second group of risk factors relates to risks relating to our ongoing business operations, both before and after the continuation is completed. You should pay particular attention to the fact that we conduct our operations in the People's Republic of China and are governed by a legal and regulatory environment that in some respects differs significantly from the environment that may prevail in other countries that you may be familiar with. If any of the following risks actually occur, our business or results of operations could be seriously harmed. In that case, the trading price of our common stock could decline, and you may lose part or all of your investment. The risks described below are not the only ones we face. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations.

Risks Related to Our Business.

We Face Competition in our Industry.

         We face increasing competition in our industry of developing and marketing software and providing systems integration and related services. A large number of new software competitors enter the Chinese software market each year. Competition is based primarily on price and quality. While we intend to maintain or improve our competitive position through constant improvements in our products, services and operational efficiencies, we cannot assure you that we will be able to do so.

         Our Limited Operating History May Not Serve as an Adequate Basis to Judge Our Future Prospects and Results of Operations, Making Our Business Prospects More Difficult to Evaluate.

         We began operations in 1995. Our limited operating history may not provide a meaningful basis on which to evaluate our business. This means that our historical results may serve as a poor indicator of our future prospects, and investors may find it more difficult to evaluate our prospects.

         Our Inability to Fund Our Capital Expenditure Requirements May Adversely Affect Our Growth and Profitability.

         Our continued growth is dependent upon our ability to raise capital from outside sources. We believe that in order to successfully execute our business plan, we will need at least $5 million of additional capital in the 12-18 months following the date of this Proxy Statement/Prospectus. Of this amount, $1.5 million will be used to develop our existing business, including the purchase of fixed assets, research and development, software upgrading and testing, marketing and promotion and the hiring of additional employees and the balance would be used as consideration for acquisitions of complementary businesses. We intend to raise the needed financing through sales of our securities. We cannot assure that we will be able to obtain the necessary financing on a timely basis and on acceptable terms, and our failure to do so may adversely affect our financial position, competitive position, growth and profitability. Our ability to obtain acceptable financing at any time may depend on a number of factors, including:

         o     our financial condition and results of operations,

         o the condition of the PRC economy and the computer software industry in the PRC, and

         o conditions in relevant financial markets in the U.S., the PRC and elsewhere in the world.

         We will not receive any cash proceeds from sales of our Common Stock pursuant to this Proxy Statement/Prospectus.

We May Not be Able to Effectively Control and Manage Our Growth.

         If our business and markets grow and develop, it will be necessary for us to finance and manage expansion in an orderly fashion. In addition, we may face challenges in managing expanding product and service offerings and in integrating acquired businesses with our own. Such eventualities will increase demands on our existing management, workforce and facilities. Failure to satisfy such increased demands could interrupt or adversely affect our operations and cause production backlogs, longer product development time frames and administrative inefficiencies.

Our Plans To Expand Through Acquisitions Of Other Companies May Have A Material Adverse Effect On Our Business.

         We plan to continue to expand our business through strategic acquisitions. There is intensive competition for acquisitions which may make acquisitions increasingly expensive. Any lack of capital for additional acquisitions may limit our ability to grow. We will be competing for acquisition opportunities with entities that have greater resources than we do and we plan on using equity securities as consideration for such acquisitions, which may limit our opportunities. Any issuance of our equity securities in acquisitions will have a dilutive effect on our current shareholders. We cannot assure you that we will be able to successfully identify, negotiate and consummate suitable acquisitions. Furthermore, completed acquisitions entail numerous risks, including difficulties in the assimilation of acquired operations and products, diversion of management's attention from other business concerns, assumption of unknown material liabilities, amortization of acquired intangible assets and potential loss of key employees and customers of acquired companies. We have limited experience in assimilating acquired organizations into our operations. We cannot assure you that we will be able to integrate successfully any operations, personnel, services or products that might be acquired in the future. Our failure to successfully complete and assimilate acquisitions could have a material adverse effect on our business, financial condition and operating results.

We Do Not Presently Maintain Fire, Theft, Liability or Any Other Insurance, which Leaves Us with Exposure in the Event of Loss or Damage to Our Properties or if Claims are Filed Against Us.

         We do not maintain fire, theft, liability or other insurance of any kind. We bear the economic risk with respect to loss of or damage or destruction to our property and to the interruption of our business as well as liability to third parties for damage or destruction to them or their property that may be caused by our personnel or products. Such liability could be substantial and the occurrence of such loss or liability may have a material adverse effect on our business, financial condition and prospects. While product liability lawsuits in the PRC are rare and HTF has never experienced significant failures of its software, there can be no assurance that HTF would not face liability in the event of the failure of any of its products.

We Depend on Large Contracts and a Concentration of Customers; Loss of Any One of These Could Substantially Decrease Our Revenues.

         Our revenue is dependent, in large part, on significant contracts from a limited number of customers. During the fiscal year ended December 31, 2004 approximately 47% of sales were to our 10 largest customers, approximately 30% of our sales were made to our 5 largest customers and approximately 7% of sales were made to our largest customer. For the fiscal year ended December 31, 2003, approximately 59% of our sales were to our 10 largest customers, approximately 45% of our sales were made to our 5 largest customers and approximately 24% of sales were made to our largest customer. We believe that revenue derived from current and future large customers will continue to represent a significant portion of our total revenue. Our inability to continue to secure and maintain a sufficient number of large contracts would cause a significant decrease in our revenues, which would negatively affect our operating results.

We Are Dependent Upon Certain Key Personnel, the Loss of Which Could Leave Us without Adequate Human Resources.

         We depend, to a large extent, on the expertise and efforts of a small number of individuals with experience in the software industry, ties to international capital markets and existing relationships with Chinese government agencies. Due to the specialized nature of their backgrounds, we may not be able to find suitable replacements were we to lose the services of any of such individuals. This could adversely affect certain of our existing customer relationships or our ability to build new relationships with certain government agencies. We do not carry key man life insurance for any key personnel.

Our Operating Expenses Will Increase As We Expand and Could Limit Our Profitabilty.

         We anticipate that as we expand our business our overhead for facilities, marketing and advertising costs, administrative costs and other operating expenses will increase. If such increases are not offset by corresponding increases in our revenues, our profitability could be limited or we could incur operating losses.

We May Prove Unable to Successfully Implement Our Business Plan and Strategies.

         We are still at a relatively early stage in our development and most of our strategies for achieving growth remain largely unimplemented or in the planning and development stage. Furthermore, we will in all likelihood require funding from outside sources to be able to implement our business plan. Since we may not succeed at obtaining the required funding or have access to other necessary resources (including human resources), we cannot ensure that we will, in fact, be able to fully implement all, or any, of our identified strategies, or that, if implemented, such strategies will prove successful.

We Could Infringe the Intellectual Property Rights of Others.

         Particular aspects of our technology could be found to infringe on the intellectual property rights of others. Other companies may hold or obtain patents or other rights on inventions or may otherwise claim proprietary rights to technology necessary to our business. We cannot predict the extent to which we may be required to seek licenses. We cannot assure that the terms of any licenses we may be required to seek will be reasonable.

Risks Related to Operating Our Business in China

         We Face the Risk that Changes in the Policies of the PRC Government Could Have Significant Impacts upon the Business We Are Able to Conduct in China and on the Profitability of Such Business.

         The economy of China is undergoing a transition from a planned economy to a market-oriented economy. This transition is subject to five-year and annual plans adopted by the PRC Government that set down national economic development goals. Policies of the PRC Government have historically had a substantial effect on economic conditions in China. The Chinese government has confirmed that economic development will follow a model of "market economy under socialism". Under this direction, we believe that the PRC will continue to strengthen its economic and trading relationships with foreign countries and business development in China will follow market forces. While we believe that this trend will continue, there can be no assurance that such will be the case. A change in policies by the Chinese government could adversely affect our interests by resulting in, among other things: changes in laws, regulations or the interpretation thereof; confiscatory taxation; restrictions on currency conversion, imports or sources of supplies; or the expropriation or nationalization of private enterprises. Although the Chinese government has been pursuing economic reform policies for approximately two decades, there is no assurance that the government will continue to pursue such policies or that such policies will not be significantly altered, especially in the event of a change in leadership, social or political disruption, or other circumstances affecting China's political, economic and social life.

The Markets for Our Products Could Diminish or Disappear if the Chinese Government were to Terminate, Scale Back or Overhaul its Programs.

         We currently develop and market applications software for industry sectors, which are under the direct guidance of Chinese national policy. In some cases, such as Housing Accumulation Funds and Family Planning software, our products are designed either to implement, or specifically for use in connection with, government sponsored and controlled programs. A change or adjustment of PRC national policy would likely have a profound impact on both the programs and the industry sectors associated with them. Were the PRC government to terminate, scale back or make substantial alterations to any such program, it could render our software products associated with the program useless or of limited utility and severely diminish or eliminate market demand for them. In such event, our operating results would suffer severely and we would be forced to either alter our existing products or design and develop new products to replace them.


We Face the Risk of Piracy of Our Intellectual Property; the Enforcement of Laws to Protect Intellectual Property Rights in the PRC May Not be Sufficient to Protect Against Such Risks.

         For a long period of time, piracy has negatively affected Chinese and foreign software companies doing business in China. Although the PRC government has strengthened its copyright laws and increased its efforts to enforce such laws, we believe that copyright laws and their enforcement in the PRC are still in need of improvement. According to William Lash, U.S. Assistant Secretary of Commerce, "the total amount of fines [for piracy] in the country in 2003 equaled, by my calculation, 1/20th of 1% of the amount of damage caused by piracy." In order to deter piracy, we use certain security measures to protect our products, such as imbedding special check codes in our software. We also deter piracy by frequently upgrading our software products so as to make pirated versions soon obsolete. Finally, we believe that, by operating in specialized application software markets with fewer potential customers and competitors than the general software market, we also lessen the risk of piracy to a certain extent. We believe that such markets, because of their smaller size and sophisticated business and government consumers, are less attractive to potential pirates. Furthermore, the requirements for specialized technical knowledge may also make the software more difficult to obtain and replicate.


The PRC Laws and Legal System Governing Our Current Business Operations and Contractual Arrangements Are Uncertain, and if We Are Found To Be in Violation, We Could Be Subject To Sanctions.

         There are substantial uncertainties regarding the interpretation and application of PRC laws and regulations, including, but not limited to, the laws and regulations governing our business, or the enforcement and performance of our arrangements with customers in the event of the imposition of statutory liens, death or the commencement of bankruptcy or criminal proceedings. We and our subsidiaries are considered "foreign persons" or "foreign funded enterprises" under PRC laws and, as a result, we are required to comply with PRC laws and regulations. These laws and regulations are relatively new and may be subject to future changes, and their official interpretation and enforcement may involve substantial uncertainty. PRC has not developed a fully integrated legal system and the array of new laws and regulations may not be sufficient to cover all aspects of economic activities in the PRC. In particular, because these laws and regulations are relatively new, and because of the limited volume of published decisions and their non-binding nature, the interpretation and enforcement of these laws and regulations involve uncertainties. In addition, published government policies and internal rules may have retroactive effects and, in some cases, the policies and rules are not published at all. As a result, we may be unaware of our violation of these policies and rules until some time later. Our contractual arrangements with our affiliated entities are governed by the laws of the PRC.

The enforcement of these contracts and the interpretation of the laws governing these relationships is subject to uncertainty. The effectiveness of newly enacted laws, regulations or amendments may be delayed, resulting in detrimental reliance by foreign investors. New laws and regulations that affect existing and proposed future businesses may also be applied retroactively. In addition, the PRC authorities retain broad discretion in dealing with violations of laws and regulations, including levying fines, revoking business licenses and requiring actions necessary for compliance. In particular, licenses, permits and beneficial treatments issued or granted to us by relevant governmental bodies may be revoked at a later time under contrary findings of higher regulatory bodies. We cannot predict what effect the interpretation of existing or new PRC laws or regulations may have on our businesses. We may be subject to sanctions, including fines, and could be required to restructure our operations. As a result of these substantial uncertainties, we cannot assure you that we will not be found in violation of PRC laws or regulations.

A Slowdown or Other Adverse Developments in the PRC Economy May Adversely Affect Our Customers, Demand for Our Services and Our Business.

         All of our operations are conducted in the PRC and all of our revenues are generated from sales in the PRC to businesses operating in the PRC. Although the PRC economy has grown significantly in recent years, we cannot assure you that such growth will continue. The computer software industry in the PRC is relatively new and rapidly growing, but we do not know how sensitive we are to a slowdown in economic growth or other adverse changes in the PRC economy which may affect demand for computer software. A slowdown in overall economic growth, an economic downturn or recession or other adverse economic developments in the PRC may substantially reduce the demand for our products and significantly reduce our revenues and profits.

Inflation in China Could Negatively Affect our Profitability and Growth.

         While the Chinese economy has experienced rapid growth, such growth has been uneven among various sectors of the economy and in different geographical areas of the country. Rapid economic growth can lead to growth in the money supply and rising inflation. If prices for our products rise at a rate that is insufficient to compensate for the rise in our costs, it may have an adverse effect on profitability. In order to control inflation in the past, the Chinese government has imposed controls on bank credits, limits on loans for fixed assets and restrictions on state bank lending. Such an austerity policy can lead to a slowing of economic growth. In October 2004, the People's Bank of China, China's central bank, raised interest rates for the first time in nearly a decade and indicated in a statement that the measure was prompted by inflationary concerns in the Chinese economy. Repeated rises in interest rates by the central bank would likely slow economic activity in China which could, in turn, materially increase our costs and also reduce demand for our products.

Governmental Control of Currency Conversion Will Affect the Value of Your Investment.

         The PRC government imposes controls on the convertibility of Renminbi into foreign currencies and, in certain cases, the remittance of currency out of the PRC. We receive substantially all of our revenues in Renminbi, which is currently not a freely convertible currency. Shortages in the availability of foreign currency may restrict our ability to remit sufficient foreign currency to pay dividends, or otherwise satisfy foreign currency dominated obligations. Under existing PRC foreign exchange regulations, payments of current account items, including profit distributions, interest payments and expenditures from the transaction, can be made in foreign currencies without prior approval from the PRC State Administration of Foreign Exchange by complying with certain procedural requirements. However, approval from appropriate governmental authorities is required where Renminbi is to be converted into foreign currency and remitted out of China to pay capital expenses such as the repayment of bank loans denominated in foreign currencies.

         The PRC government may also, at its discretion, restrict access in the future to foreign currencies for current account transactions. If the foreign exchange control system prevents us from obtaining sufficient foreign currency to satisfy our currency demands, we may not be able to pay certain of our expenses as they come due.

The Fluctuation of the Renminbi May Materially and Adversely Affect the Value of Your Investment.

         The value of the Renminbi against the U.S. dollar and other currencies may fluctuate and is affected by, among other things, changes in the PRC's political and economic conditions. As we rely entirely on revenues earned in the PRC, any significant revaluation of the Renminbi may materially and adversely affect our cash flows, revenues and financial condition. For example, to the extent that we need to convert U.S. dollars we receive from an offering of our securities into Renminbi for our operations, appreciation of the Renminbi against the U.S. dollar could have a material adverse effect on our business, financial condition and results of operations. Conversely, if we decide to convert our Renminbi into U.S. dollars for the purpose of making payments for dividends on our common shares or for other business purposes and the U.S. dollar appreciates against the Renminbi, the U.S. dollar equivalent of the Renminbi we convert would be reduced. In addition, the depreciation of significant U.S. dollar denominated assets could result in a charge to our income statement and a reduction in the value of these assets.

         On July 21, 2005, the PRC government changed its decade-old policy of pegging the value of the RMB to the U.S. dollar. Under the new policy, the RMB is permitted to fluctuate within a narrow and managed band against a basket of certain foreign currencies. This change in policy has resulted in an approximately 2.0% appreciation of the RMB against the U.S. dollar. While the international reaction to the RMB revaluation has generally been positive, there remains significant international pressure on the PRC government to adopt an even more flexible currency policy, which could result in a further and more significant appreciation of the RMB against the U.S. dollar.

Because Our Principal Assets are Located Outside of the United States and All of Our Directors and Officers Reside Outside of the United States, it May be Difficult For You to Enforce Your Rights Based on U.S. Federal Securities Laws Against Us and Our Officers and Directors in the U.S. or to Enforce U.S. Court Judgments Against Us or Them in the PRC.

         Three of our four directors and officers reside outside of the United States. In addition, HTF, our operating subsidiary, is located in China and substantially all of its assets are located outside of the United States. It may therefore be difficult for investors in the United States to enforce their legal rights based on the civil liability provisions of the U.S. Federal securities laws against us in the courts of either the U.S. or the PRC and, even if civil judgments are obtained in U.S. courts, to enforce such judgments in PRC courts. Further, it is unclear if extradition treaties now in effect between the United States and the PRC would permit effective enforcement against us or our officers and directors of criminal penalties, under the U.S. Federal securities laws or otherwise.


Risks Related to Our Common Stock

Our Officers, Directors and Affiliates Control Us Through Their Positions and Stock Ownership and Their Interests May Differ from Those of Other Stockholders.

         Our officers, directors and affiliates beneficially own approximately 83% of our common stock. Li Yuan Qing the Chairman of our Board of Directors and our President, beneficially owns approximately 58% of our common stock (including shares held by his wife). Mr. Li can effectively control us and his interests may differ from other stockholders.


We Are Not Likely to Pay Cash Dividends in the Foreseeable Future.

         We currently intend to retain any future earnings for use in the operation and expansion of our business. We do not expect to pay any cash dividends in the foreseeable future but will review this policy as circumstances dictate.


There is No Trading Market for Our Common Stock.

         Our common stock is not listed on any stock exchange nor quoted over-the-counter. There is currently no trading market for our common stock and we do not know if any trading market will ever develop. You may be unable to sell your shares due to the absence of a trading market.


Our Stock is Subject to the "Penny-Stock" Rules, which May Further Limit the Liquidity of Your Investment.

         In addition, broker-dealers who recommend our common stock to people who are not established customers or qualifying investors must follow special sales procedures, including getting the purchaser's written consent prior to the sale. Our common stock is also subject to the "penny stock" rules, which require delivery of a schedule explaining the penny stock market and the associated risks before any sale. These requirements may further limit your ability to sell your shares.

Our Common Stock is Subject to Price Volatility Unrelated to Our Operations.

         The market price of our common stock could fluctuate substantially due to a variety of factors, including the market's perception of our ability to achieve our planned growth, quarterly operating results of other software companies, trading volume in our common stock, changes in general conditions in the economy and the financial markets or other developments affecting our competitors or us. In addition, the stock market is subject to extreme price and volume fluctuations. This volatility has had a significant effect on the market price of securities issued by many companies for reasons unrelated to their operating performance and could have the same effect on our common stock. In particular, news of international political developments affecting China could affect the market prices of our securities more severely than those of other companies.

We Intend to Effect Future Issuances and Sales of Our Securities, Which Would Dilute the Holdings of Our Current Stockholders.

         We intend to raise $5 million in additional funding to finance our operations over the next 12 to 18 months by effecting sales of our securities, either in a public offering or in a private placement. In addition, we intend to issue shares of our common stock as consideration for the acquisition of other companies, assets and/or businesses. While we do not currently have any specific plans in this regard, we intend to seek out suitable acquisition candidates.

         If we were to sell additional shares of common stock or securities convertible into or exercisable or exchangeable for common stock, or if we were to issue additional shares of common stock in connection with acquisitions, the holders of our currently outstanding shares would experience dilution and possibly a decrease in the value of their holdings.

                 CAUTIONARY NOTE REGARDING PREDICTIVE STATEMENTS

         Our disclosure and analysis in this Prospectus contain statements that depend upon or refer to future events or conditions or that include words such as "expects," "anticipates," "intends," "plans," "believes," "estimates" and similar expressions. Although we believe that these statements are based upon reasonable assumptions, including projections of orders, sales, operating margins, earnings, cash flow, research and development costs, working capital, capital expenditures and other projections, they are subject to several risks and uncertainties, and therefore, we can give no assurance that such projections will be achieved.

         Investors are cautioned that our statements are not guarantees of future performance and the actual results or developments may differ materially from the expectations expressed.

         As for the statements that relate to future financial results and other projections, actual results will be different due to the inherent uncertainty of estimates, forecasts and projections and may be better or worse than projected. Given these uncertainties, you should not place any reliance on these statements. These statements also represent our estimates and assumptions only as of the date that they were made and we expressly disclaim any duty to provide updates to them or the estimates and assumptions associated with them after the date of this filing to reflect events or changes in circumstances or changes in expectations or the occurrence of anticipated events.

         We undertake no obligation to publicly update any predictive statement in this Prospectus, whether as a result of new information, future events or otherwise. You are advised, however, to consult any additional disclosures we make in our Form 10-KSB, Form 10-QSB and Form 8-K reports to the Commission. Also note that we provide a cautionary discussion of risks and uncertainties under the caption "Risk Factors" in this Prospectus. These are factors that we think could cause our actual results to differ materially from expected results. Other factors besides those listed here could also adversely affect us.

                              SELLING STOCKHOLDERS

         The table below sets forth information concerning the resale of the shares of common stock by the selling stockholders. We will not receive any proceeds from the resale of the common stock by the selling stockholders. We will receive proceeds from the exercise of the options.

         The following table also sets forth the name of each person who is offering the resale of shares of common stock by this Prospectus, the number of shares of common stock beneficially owned by each person, the number of shares of common stock that may be sold in this offering and the number of shares of common stock each person will own after the offering, assuming they sell all of the shares offered which they beneficially own as of the date hereof.

                              Shares Beneficially Owned                              Shares Beneficially Owned
                              Prior to the Offering (1)                               After the Offering (1)
                          -----------------------------------                   ------------------------------------
                                                                   Total
                                                                   Shares
         Name                  Number         Percent (2)         Offered            Number          Percent (2)
------------------------  ----------------- ----------------- ----------------- -----------------  -----------------
Hua Kang Zhou                12,000,000          1.75%               45,000,000     57,000,000           8.29%

--------------------------------------------------------------------------
(1) Includes 12,000,000 shares owned by Warner Technology and Investment Corp., of which Mr. Zhou is a principal and President.

(2)   Based upon 687,428,977 shares outstanding as of December 27, 2005.

                              PLAN OF DISTRIBUTION

         Sales of the shares may be effected by or for the account of the selling stockholders from time to time in transactions (which may include block transactions) on the OTC Bulletin Board, in negotiated transactions, through a combination of such methods of sale, or otherwise, at fixed prices that may be changed, at market prices prevailing at the time of sale or at negotiated prices. The selling stockholders may effect such transactions by selling the shares directly to purchasers, through broker-dealers acting as agents of the selling stockholders, or to broker-dealers acting as agents for the selling stockholders, or to broker-dealers who may purchase shares as principals and thereafter sell the shares from time to time in transactions (which may include block transactions) on the OTC Bulletin Board, in negotiated transactions, through a combination of such methods of sale, or otherwise. In effecting sales, broker-dealers engaged by a selling stockholder may arrange for other broker-dealers to participate. Such broker-dealers, if any, may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of the shares for whom such broker-dealers may act as agents or to whom they may sell as principals, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions).

         The selling stockholders and any broker-dealers or agents that participate with the selling stockholders in the distribution of the shares may be deemed to be "underwriters" within the meaning of the Securities Act of 1933. Any commissions paid or any discounts or concessions allowed to any such persons, and any profits received on the resale of the shares purchased by them, may be deemed to be underwriting commissions or discounts under the Securities Act.

         We have agreed to bear all expenses of registration of the shares other than legal fees and expenses, if any, of counsel or other advisors of the selling stockholders. The selling stockholders will bear any commissions, discounts, concessions or other fees, if any, payable to broker-dealers in connection with any sale of their shares.

         We have agreed to indemnify the selling stockholders, or their transferees or assignees, against certain liabilities, including liabilities under the Securities Act or to contribute to payments the selling stockholders or their respective pledgees, donees, transferees or other successors in interest, may be required to make in respect thereof.

                                  LEGAL MATTERS

         The validity of the shares of common stock offered hereby will be passed upon for us by Guzov Ofsink LLC, 600 Madison Avenue, 14th Floor, New York, NY 10022.


                                     EXPERTS

         The financial statements incorporated by reference in this prospectus have been audited by Bagell, Josephs, Levine & Company, LLC, an independent registered public accounting firm, to the extent and for the periods set forth in their report incorporated herein by reference, and are incorporated herein in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

                      INFORMATION INCORPORATED BY REFERENCE

         The Commission allows us to incorporate by reference certain of our publicly-filed documents into this prospectus, which means that such information is considered part of this Prospectus. Information that we file with the Commission subsequent to the date of this Prospectus will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the Commission under all documents subsequently filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, until the selling stockholders have sold all of the shares offered hereby or such shares have been deregistered.

         (a) Moving Bytes Inc's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2004, filed with the Commission on April 14, 2005, which contains audited consolidated financial statements for the most recent fiscal year for which such statements have been filed;

         (b) Moving Bytes Inc's Quarterly Report on Form 10-QSB for the quarter ended March 31, 2005, filed with the Commission on May 13, 2005;

         (c) Moving Bytes Inc's Quarterly Report on Form 10-QSB for the quarter ended June 30, 2005, filed with the Commission on August 15, 2005;

         (d) Moving Bytes Inc's Current Report on Form 8-K, filed with the Commission on August 19, 2005;

         (e) Moving Bytes Inc's Amended Current Report on Form 8-K/A, filed with the Commission on October 31, 2005, which contains full Form 10 disclosure.

         (f) Moving Bytes Inc's Quarterly Report on Form 10-QSB for the quarter ended September 30, 2005, filed with the Commission on November 14, 2005; and

         (g) All other reports filed by us. pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the fiscal year covered by the Annual Report on Form 10-KSB referred to in paragraph (a) above.

         In addition, all documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

                     ADDITIONAL INFORMATION AVAILABLE TO YOU

         This Prospectus is part of a Registration Statement on Form S-8 that we filed with the Commission. Certain information in the Registration Statement has been omitted from this prospectus in accordance with the rules of the Commission. We file annual, quarterly and special reports and other information with the Commission. You can inspect and copy the Registration Statement as well as reports, proxy statements and other information we have filed with the

Commission at the public reference room maintained by the Commission at 100 F Street N.E. Washington, D.C. 20549, You can obtain copies from the public reference room of the Commission at 100 F Street N.E. Washington, D.C. 20549, upon payment of certain fees. You can call the Commission at 1-800-732-0330 for further information about the public reference room. We are also required to file electronic versions of these documents with the Commission, which may be accessed through the Commission's World Wide Web site at http://www.sec.gov. No dealer, salesperson or other person is authorized to give any information or to make any representations other than those contained in this Prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized by us. This Prospectus does not constitute an offer to buy any security other than the securities offered by this Prospectus, or an offer to sell or a solicitation of an offer to buy any securities by any person in any jurisdiction where such offer or solicitation is not authorized or is unlawful. Neither delivery of this Prospectus nor any sale hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of our company since the date hereof.


              DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
                         FOR SECURITIES ACT LIABILITIES

         The Canada Business Corporations Act provides that A corporation may indemnify a director or officer of the corporation, a former director or officer of the corporation or another individual who acts or acted at the corporation's request as a director or officer, or an individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with the corporation or other entity; provided, that the individual: (a) acted honestly and in good faith with a view to the best interests of the corporation, or, as the case may be, to the best interests of the other entity for which the individual acted as director or officer or in a similar capacity at the corporation's request, and (b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the individual had reasonable grounds for believing that the individual's conduct was lawful.

         The effect of such provision of the Canada Business Corporations Act may be to eliminate the rights of the Company and its stockholders (through stockholders' derivative suits on behalf of the company) to recover monetary damages against a director, officer or other person described in the foregoing paragraph for breach of the fiduciary duty of care as a director or officer or otherwise if the director, officer or other person acted in accordance with clauses (a) and (b) above.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

         We currently do not have any insurance policy that insures our directors and officers against expenses in connection with the defense of actions, suits or proceedings, or certain liabilities that might be imposed as a result of such actions, suits or proceedings, to which they are parties by reason of being or having been directors or officers.

PART II.    INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.           Incorporation of Documents by Reference.

                  The Registrant hereby incorporates by reference into this Registration Statement the documents listed below. In addition, all documents subsequently filed pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents:

         o Reference is made to the Registrant's amended current report on Form 8-K/A, as filed with the Commission on November 15, 2005, which is hereby incorporated by reference.

         o Reference is made to the Registrant's current report on Form 8-K, as filed with the Commission on November 14, 2005, which is hereby incorporated by reference.


         o Reference is made to the Registrant's quarterly report on Form 10-QSB for the period ending September 30, 2005, as filed with the SEC on November 14, 2005, which is hereby incorporated by reference.

         o Reference is made to the Registrant's amended current report on Form 8-K/A, as filed with the Commission on October 31, 2005, which is hereby incorporated by reference.

         o Reference is made to the Registrant's current report on Form 8-K, as filed with the Commission on August 18, 2005, which is hereby incorporated by reference.


         o Reference is made to the Registrant's quarterly report on Form 10-QSB, as filed with the Commission on August 15, 2005, which is hereby incorporated by reference.

         o Reference is made to the Registrant's amended current report on Form 8-K, as filed with the Commission on May 18, 2005, which is hereby incorporated by reference.

         o Reference is made to the Registrant's quarterly report on Form 10-QSB for the period ending March 31, 2005, as filed with the SEC on May 13, 2005, which is hereby incorporated by reference.

         o Reference is made to the Registrant's current report on Form 8-K, as filed with the Commission on May 9, 2005, which is hereby incorporated by reference.


         o Reference is made to the Registrant's annual report on Form 10-KSB for the period ending December 31, 2004, as filed with the SEC on April 14, 2005, which is hereby incorporated by reference.

         o Reference is made to the Registrant's amended current report on Form 8-K/A, as filed with the Commission on March 24, 2005, which is hereby incorporated by reference.

         o Reference is made to the Registrant's current report on Form 8-K, as filed with the Commission on March 21, 2005, which is hereby incorporated by reference.


         o Reference is made to the description of the Registrant's common stock as contained in Item 14 of Amendment No. 1 to its Registration Statement on Form 20-F, filed with the Commission on June 8, 1999, including all amendments and reports filed with the Commission for the purpose of updating such description, which is hereby incorporated by reference.

Item 4. Description of Securities.

         Not Applicable.

Item 5. Interests of Named Experts and Counsel.

         Not Applicable.

Item 6. Indemnification of Directors and Officers.

         The Canada Business Corporations Act provides that a corporation may indemnify a director or officer of the corporation, a former director or officer of the corporation or another individual who acts or acted at the corporation's request as a director or officer, or an individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with the corporation or other entity; provided, that the individual: (a) acted honestly and in good faith with a view to the best interests of the corporation, or, as the case may be, to the best interests of the other entity for which the individual acted as director or officer or in a similar capacity at the corporation's request, and (b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the individual had reasonable grounds for believing that the individual's conduct was lawful.

         The effect of such provision of the Canada Business Corporations Act may be to eliminate the rights of the Company and its stockholders (through stockholders' derivative suits on behalf of the company) to recover monetary damages against a director, officer or other person described in the foregoing paragraph for breach of the fiduciary duty of care as a director or officer or otherwise if the director, officer or other person acted in accordance with clauses (a) and (b) above.

Item 7.  Exemption from Registration Claimed.

Not applicable.

Item 8.    Exhibits.

  Exhibit
  Number       Description
  ---------    -----------

   5.1 Opinion of Guzov Ofsink, LLC regarding legality of securities being registered.

  23.1         Consent of Guzov Ofsink, LLC (included in Exhibit 5.1)

  23.2         Consent of Bagell, Josephs, Levine & Company, LLC

  99.1 Consulting Agreement, dated as of December 20, 2005, by and between the Company and Warner Technology and Investment Corp.

Item 9.  Undertakings.

(a) The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

         (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         Provided, however, that paragraphs (1)(i), and (1)(ii) do not apply if the Registration Statement is on Form S-8 and if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

         (A) Each prospectus filed by a Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

         (B) Each prospectus required to be filed pursuant to Rule 424(b)(2),
(b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

         (6) That, for the purpose of determining liability of a Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, each undersigned Registrant undertakes that in a primary offering of securities of an undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

         (i) Any preliminary prospectus or prospectus of an undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

         (ii) Any free writing prospectus relating to the offering prepared by or on behalf of an undersigned Registrant or used or referred to by an undersigned Registrant;

         (iii) The portion of any other free writing prospectus relating to the offering containing material information about an undersigned Registrant or its securities provided by or on behalf of an undersigned Registrant; and

         (iv) Any other communication that is an offer in the offering made by an undersigned Registrant to the purchaser.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

         In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hauppauge, State of New York, on this 30th day of December, 2005.


MOVING BYTES INC.


By: /s/  Li Yuan Qing
    -----------------------------
         Li Yuan Qing
         Chairman, President and
         Director


         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.


/s/ Li Yuan Qing                                         December 30, 2005
---------------------------------
Chairman, President and
Director

/s/ Shen Ding Hong                                       December 30, 2005
---------------------------------
Chief Financial Officer and
Chief Accounting Officer

/s/ John Leo                                             December 30, 2005
---------------------------------
Secretary and Director


/s/ Ming Liu                                             December 30, 2005
---------------------------------
Director


/s/Wu Jian Ping                                          December 30, 2005
---------------------------------
Director


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